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                                                                      Exhibit 10


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 64 to the Registration Statement on Form N-4 of our report dated April 27, 2005 relating to the consolidated financial statements of The Variable Annuity Life Insurance Company, our report dated April 15, 2005 relating to the financial statements and financial highlights of The Variable Annuity Life Insurance Company Separate Account A, which appear in such Registration Statement. We also consent to the use of our report dated October 17, 2005 relating to the statutory basis financial statements of American Home Life Assurance Company for the year ended December 31, 2004, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

October 21, 2005